Exhibit 10.6

OBLIGATION EXTENSION AGREEMENT This OBLIGATION EXTENSJON AGREEMENT, (hereinafter referred to as "Extension Agreement,") is entered into as of November 1, 2021, by and between Specialty Capital Lender LLC, a Wyoming Limited Liability Company, (hereinafter called "Lender") and Public Company Management Corporation, a Nevada corporation (hereinafter called "PCMC"). WHEREAS, Stephen Brock, as Assignor, did grant, bargain, sell, assign, transfer, and convey unto Lender, for good and valuable consideration, all of Assignor's right, title and interest in and to all sums due to Assignor under that certain Promissory Note effective as of September 30, 2016 that was due on October 1,2021; WHEREAS, PCMC had entered into various Extension Agreements prior to the date hereof; and WHEREAS, Lender and PCMC desire to enter into this Extension Agreement in order to extend the due date of the Promissory Note. NOW, THEREFORE, Lender and PCMC hereby agree as follows: 1. The maturity date of the obligation is extended from October 1, 2021 to January 31, 2022. 2. The unpaid principal of the obligation of $350,000.00 bears simple interest from October 1, 2016 at the interest rate of three (3% ) percent per annum. 3. Interest together with the principal due shall be paid on January 31, 2022. 4. All other tenns and conditions remain unchanged. IN WITNESS WHEREOF, Lender and PCMC have executed this Extension Agreement effective as of November 1, 2021. SPECIALTY CAPITAL LENDER LLC PUBLIC COMPANY MANAGEMENT CORPORATION By: /7;tvz Name: Patrick McMahon Title: President Chief Executive Officer